SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2000

                        Medi-Hut Co., Inc.
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            (Exact name of registrant as specified in its charter)

Delaware                      000-27119           222-436-721
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(State of other jurisdiction  (Commission         (IRS Employer
of incorporation)              File Number)       Identification No.)

1935 Swarthmore Avenue, Lakewood, New Jersey                08701
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(Address of principal executive offices)                  (zip code)

Registrant's telephone number, including area code: (732) 901-0606


ITEM 5: OTHER EVENTS

     On January 10, 2000 Medi-Hut Co., Inc. ("Medi-Hut") agreed to acquire Vallar Consulting Corp., a New York corporation ("Vallar Consulting"). Vallar Consulting is a privately held business selling over-the-counter and name brand pharmaceuticals to distributors and wholesalers nationwide. Vallar Consulting posted revenues in excess of 3.5 million during its 1999 fiscal year.

     The acquisition is structured as a tax free stock-for-stock exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986 as amended. Upon closing, Medi-Hut will issue 350,000 common shares to the sole owner of the one Vallar Consulting share outstanding, Lawrence Marasco. Vallar Consulting will become a wholly-owned subsidiary of Medi-Hut and Medi-Hut will enter into an employment agreement with Mr. Marasco as the key employee of Vallar Consulting. Either party may terminate the agreement prior to closing if the other party fails to comply in a material way with the agreement. The completion of the acquisition is expected to occur within ninety days.


ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     a)     Financial Statements of Business Acquired

          None.

     b)     Pro Forma Financial Information

          None.

     c)     Exhibits


     2.1       Agreement and Plan of Reorganization between
               Medi-Hut and Vallar Consulting, dated January
               10, 2000


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medi-Hut Co., Inc.
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(Registrant)



By: /s/ Joseph Sanpietro                                 01-21-00
    ___________________________________          Date: _______________________
    Joseph Sanpietro, President